Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avenue Therapeutics, Inc.

New York, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259850 and No. 333-261520) and Form S-8 (No. 333-219972 and No. 333-261710) of Avenue Therapeutics, Inc. of our report dated March 25, 2022, relating to the financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, NY
March 25, 2022